Exhibit 10.1
SECOND AMENDMENT
TO
AMENDED AND RESTATED LOAN AGREEMENT
     SECOND AMENDMENT, dated as of December 31, 2005 (this “Amendment”), to the Amended and Restated Loan Agreement dated as of August 13, 2002 (the “Agreement”), among FURMANITE LIMITED (the “Borrower” ), FURMANITE WORLDWIDE, INC. (“Holding”), the financial institutions from time to time party thereto (the “Banks” ) and BANK OF SCOTLAND, as Agent for the Banks (in such capacity, the “Agent”).
WITNESSETH :
     WHEREAS, the Borrower and Holding have advised the Agent and the Banks that they desire, through one or more Subsidiaries, to acquire certain assets and assume certain liabilities (the “Acquisition”) of General Services Group, a division of Flowserve Corp., pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of December 31, 2005 among Flowserve US Inc., IPSCO (UK) Limited, Flowserve Repair & Services B.V., Flowserve Management Company, Flowserve Belgium N.V. (collectively, the “Enumerated Seller Entities”) and Holding, Furmanite US GSG LLC (“Furmanite US GSG”), Furmanite GSG Limited (“Furmanite UK GSG”), Furmanite GSG B.V. (“Furmanite Netherlands GSG”) and Furmanite GSG BVBA (“Furmanite Belgium GSG”, and together with Furmanite US GSG, Furmanite UK GSG and Furmanite Netherlands GSG the “Buyer Entities”);
     WHEREAS, the Borrower and Holding having advised the Agent and the Banks that pursuant to Section 2(i) of the Asset Purchase Agreement, Furmanite US GSG will direct and specify that: (a) all Transferred Assets (such term having the meaning specified in the Asset Purchase Agreement) located in the US be conveyed, transferred and assigned directly to Furmanite US GSG; (b) all Transferred Assets located in the UK be conveyed, transferred and assigned directly to Furmanite UK GSG; (c) ) all Transferred Assets located in the Netherlands be conveyed, transferred and assigned directly to Furmanite Netherlands GSG; and (d) ) all Transferred Assets located in Belgium be conveyed, transferred and assigned directly to Furmanite Belgium GSG;
     WHEREAS, the Borrower and Holding have requested that the Agent consent to the Acquisition and that the Revolving Credit Loan Commitment be increased from $25,000,000 to $50,000,000 in order to finance the Acquisition and to provide working capital;
     WHEREAS, the Borrower and Holding have also requested that several other amendments be made to the Agreement;
     WHEREAS, subject to the terms and conditions set forth herein, the Agent has agreed to consent to the Acquisition and the parties have agreed to amend the Agreement as set forth herein;
     NOW, THEREFORE, it is agreed:

     Section 1. Definitions. Terms used in this Amendment which are defined in the Agreement shall have the meanings specified therein (unless otherwise defined herein).
     Section 2. Amendments. Upon the Amendment Effective Date (as defined in Section 3 below):
     2.1 Revolving Credit Loan Commitment. Schedule 2.1 of the Agreement is amended by deleting said Schedule 2.1 and substituting, in lieu thereof, Schedule 2.1 attached hereto.
     2.2 Maturity Date. Section 2.1(b) of the Agreement is amended by deleting the last sentence of said Section 2.1(b) and substituting, in lieu thereof, the following sentence:
“Except as otherwise provided in this Agreement or the Notes, the Borrower promises to pay to the Banks all outstanding Revolving Credit Loans on the Maturity Date together with accrued interest thereon determined in accordance with the terms of this Agreement or the Notes and as shown in records made in accordance with manual, computerized, electronic or other record-keeping systems used from time to time by the Banks.”
     Section 2.5(b) of the Agreement is amended by deleting said Section 2.5(b) and substituting, in lieu thereof, the following:
     “(b) The then-unpaid principal amount of the Revolving Credit Loans shall be payable in full on the Maturity Date.”
     Annex I of the Agreement is amended by adding the following definition thereto:
          “Maturity Date” shall mean the first Business Day of January, 2010.
     2.3 Base Rate (US) Differential. Annex I of the Agreement is amended by deleting the definition of “Base Rate (US) Differential” and substituting, in lieu thereof, the definition of “Base Rate (US) Differential” set forth in Exhibit A attached to this Amendment.
     2.4 Eurocurrency Differential. Annex I of the Agreement is amended by deleting the definition of “Eurocurrency Differential” and substituting, in lieu thereof, the definition of “Eurocurrency Differential” set forth in Exhibit A attached to this Amendment.
     2.5 Commitment Fee Percentage. Annex I of the Agreement is amended by deleting the definition of “Commitment Fee Percentage” and substituting, in lieu thereof, the definition of “Commitment Fee Percentage” set forth in Exhibit A attached to this Amendment.
     2.6 Fixed Charge Coverage Ratio. Section 8.18 of the Agreement is amended by deleting said Section 8.18 and substituting, in lieu thereof, the following:

     “8.18 Fixed Charge Coverage Ratio. For fiscal quarters ending on or after December 31, 2005, neither Holding nor the Borrower will permit the Fixed Charge Coverage Ratio of the Consolidated Group to be less than 1.3 to 1 for any 12-month period ending on December 31, 2005 or on the last day of any fiscal quarter thereafter.”
     2.7 Tangible Assets. Section 8.19 of the Agreement is amended by deleting said Section 8.19 and substituting, in lieu thereof, the following:
     “8.19 Tangible Assets. The aggregate amount of Tangible Assets of all members of the Consolidated Group that are organized in the UK, the US or Australia (and any other jurisdiction agreed to in writing by the Agent in its sole discretion) will be equal to or greater than 75% of the consolidated Tangible Assets of the Consolidated Group.”
     2.8 Total Debt: EBITDA. Section 8.22 of the Agreement is amended by deleting said Section 8.22 and substituting, in lieu thereof, the following:
          “8.22 Total Debt: EBITDA.
     (a) For fiscal quarters ending on or after December 31, 2005, neither Holding nor the Borrower will permit the ratio of (x) Total Debt of the Consolidated Group at the end of any fiscal quarter to (y) EBITDA of the Consolidated Group for the four fiscal quarters ending on the date of such fiscal quarter to exceed 3.5 to 1.
     (b) In determining Total Debt for purposes of this Section 8.22, the amount of “cash and equivalents” on the Borrower’s and its Subsidiaries consolidated balance sheet at the end of the relevant fiscal quarter shall first be deducted.”
     2.9 Capital Expenditures. Section 8.23 of the Agreement is amended by deleting said Section 8.23 and substituting, in lieu thereof, the following:
     “8.23 Capital Expenditures. For fiscal quarters ending on or after December 31, 2005, neither Holding nor the Borrower will make capital expenditures, or permit any of their respective Subsidiaries so to do, unless, after giving effect thereto, the aggregate amount of all such capital expenditures made by the Consolidated Group in the four fiscal quarters ending on the date of such fiscal quarter would not exceed 40% of EBITDA of the Consolidated Group for such four fiscal quarters. For purposes of this Section 8.23, an amount equal to the present value of any Capitalized Lease Obligations entered into by a Loan Party after December 31, 2004 shall be deemed to be a capital expenditure during the fiscal quarter in which such Capitalized Lease Obligations were entered into.”
     2.10 Dividends. Section 8.15(b) of the Agreement is amended by deleting said Section 8.15(b) and substituting, in lieu thereof, the following:
     “(b) After December 31, 2005, Holding may pay dividends to holders of its shares (as such), but only if (x) no Default or Event of Default exists on the date of payment (after giving effect thereto) and (y) the sum of such dividends paid plus fees and expenses paid under the XANSER Management Agreement plus any other payments of indebtedness or other amounts or distributions (including but not limited to repayment of any indebtedness owed by Holding to XANSER related to the XANSER Management Agreement) does not exceed (i) $5,000,000 during any Fiscal Year, (ii) $416,667 during any calendar month or (iii) 50% of the Net Income (Adjusted) of the Consolidated Group after December 31, 2004.”
     Annex I of the Agreement is amended by deleting the definition of “Net Income (Adjusted)” and substituting, in lieu thereof, the following:
     “Net Income (Adjusted)” as to any Person for any period shall mean the Net Income of such Person for such period less all extraordinary gains plus all extraordinary losses plus any non-cash tax expenses included in such Net Income.
     2.11 Security Documents. Section 6.5(a)(iv) of the Agreement is amended by deleting said Section 6.5(a)(iv) and substituting, in lieu thereof, the following:

“(iv)	Except as provided below in this Section 6.5(a)(iv), guaranty agreements and security agreements substantially in the form of Exhibits I and J to this Agreement respectively (or such other forms approved by the Agent as are appropriate in the jurisdictions where the respective Foreign Guarantors are organized), executed by each Foreign Guarantor (each such agreement, as the same may from time to time be amended, supplemented or otherwise modified, a “Foreign Guaranty” and a “Foreign Security Agreement”, respectively), which Foreign Security Agreements shall cover all real and personal property of each of the Foreign Subsidiaries. Notwithstanding the foregoing: (A) each Foreign Guarantor that is an Insignificant Subsidiary and is organized in a jurisdiction other than Australia may agree in its Foreign Guaranty not to grant or permit to exist any Lien whatsoever in any assets held by such Person in lieu of such Person executing and delivering a Foreign Security Agreement; and (B) each Subsidiary that is organized under the laws of Norway shall not be required to execute a Foreign Guaranty so long as the execution of a Foreign Guaranty by such Subsidiary is not permitted by the laws of Norway.”
     The Borrower and Holding hereby represent and warrant to the Agent and the Banks that as of the Amendment Effective Date the execution of a Foreign Guaranty by Subsidiaries organized under the laws of Norway is not permitted by the laws of Norway.
     2.12 Significant Subsidiaries. Annex I of the Agreement is amended by deleting the definition of “Significant Subsidiary” and substituting, in lieu thereof, the following:
     “Significant Subsidiary” shall mean all members of the Consolidated Group that are: (a) organized in the UK, the US or Australia; and (b) any other member of the Consolidated Group whose (i) assets constitute 10% or more of the assets of the Consolidated Group taken as a whole or (ii) whose gross revenues for the most recent fiscal quarter constitute 10% or more of the consolidated gross revenues of the Consolidated Group.
     The Borrower and Holding hereby represent and warrant to the Agent and the Banks that after consummation of the Acquisition and as of the Amendment Effective Date there are no Significant Subsidiaries other than Subsidiaries organized in the US, UK or Australia.
     2.13 Owned Real Property. Annex I of the Agreement is amended by adding the following definitions:
     “Sites (UK) GSG” shall mean the following real property located in the UK:
(a)	all that leasehold property known as Sunningdale House, Sunningdale Road, Scunthorpe, North Lincolnshire DN17 2TY registered at Land Registry with Title Number HS232888;

(b)	all that freehold property known as 10 Dunlop Way, Scunthorpe, North Lincolnshire, DN16 3RN registered at Land Registry with Title Number HS206996; and

(c)	all that freehold property known as Plot 21 Hoylake Road, South Park Industrial Estate, Scunthorpe, North Lincolnshire DN17 2TY registered at Land Registry with Title Number HS167483.
     “Sites (US) GSG” shall mean the following real property located in the US:
(a)	119 Park Drive, Saraland, Alabama;

(b)	215 N. Belgis Parkway, Sulphur, Louisiana;

(c)	9720 S. 219th East Avenue, Broken Arrow, Oklahoma;

(d)	1200 N. 43rd Street E., Muskogee, Oklahoma; and

(e)	6330 Dixie Drive, Houston, Texas.
     The first sentence of Section 10.10(a) of the Agreement is amended by deleting said sentence and substituting, in lieu thereof, the following sentences:
“No member of the Consolidated Group owns any real property other than the Sites (UK), Sites (UK) GSG and Sites (US) GSG. The Sites (UK) are owned by FIL. The Sites (US) GSG are owned by Furmanite US GSG. The Sites (UK) GSG are owned by Furmanite UK GSG.”

     Section 10.10(b) of the Agreement is amended by adding the following sentences to the end of said Section 10.10(b):
“All real and personal property of the Consolidated Group located in the US is owned by either FAI or Furmanite US GSG. All real and personal property of the Consolidated Group located in the UK is owned by either FIL or Furmanite UK GSG.”
     Section 6.5(a)(iii) of the Agreement is amended by deleting said Section 6.5(a)(iii) and substituting, in lieu thereof, the following:

“(iii)	Security agreements executed by Holding, FAI and any other US Guarantor (as the same may from time to time be amended, supplemented or otherwise modified, a “US Security Agreement”), each substantially in the form of Exhibit H to this Agreement, covering all personal property of Holding, FAI and any other US Guarantor.

A mortgage or deed of trust executed by Furmanite US GSG, in form and substance satisfactory to the Agent (as the same may from time to time be amended, supplemented or otherwise modified, a “US Mortgage”), covering each Site (US) GSG, together with evidence that such US Mortgage has been recorded (or, with the Agent’s consent, delivered to the title company for recording) and a mortgage title policy (or an unconditional commitment for a mortgagee title policy) in form and substance satisfactory to the Agent.”
     2.14 Subsidiaries. Schedule 10.5 of the Agreement is amended by deleting said Schedule 10.5 and substituting, in lieu thereof, Schedule 10.5 attached to this Amendment. Sections 10.5(a) and 10.5(b) of the Agreement are amended by deleting said Sections 10.5(a) and 10.5(b) and substituting, in lieu thereof, the following:
     “(a) On and after December 31, 2005: (i) XANSER will own 100% of the issued and outstanding capital stock or other equity interests of Holding; (ii) Holding will own 100% of the issued and outstanding capital stock or other equity interests of FAI, and FOSI; (iii) FAI will own 100% of the issued and outstanding capital stock or other equity interests of Furmanite US GSG; (iv) FOSI will own 100% of the issued and outstanding capital stock or other equity interests of Furmanite Holding B.V.; (v) Furmanite Holding B.V. will own 100% of the issued and outstanding capital stock or other equity interests of the Borrower other than 169,425 preference shares owned by XANSER Investment, Inc. and preference shares owned by Holding, if any; (vi) the Borrower will own 100% of the capital stock or other equity interests of Furmanite 1986; (vii) Furmanite 1986 will own 100% of the issued and outstanding capital stock or other equity interests of Furmanite UK GSG and FIL; and (viii) Holding will at all times directly or indirectly control the Borrower.

     (b) Schedule 10.5 hereto is a true, correct and complete listing of each member of the Consolidated Group and such member’s authorized capital stock or other equity interests and outstanding capital stock or other equity interests. All of the capital stock or other equity interests listed on Schedule 10.5 as outstanding have been duly and validly issued, are fully paid and nonassessable and are owned beneficially and of record as indicated on Schedule 10.5 free and clear of all Liens other than Liens in favor of the Agent and the Banks pursuant to the Security Documents. Where a Subsidiary is not 100% owned by a member of the Consolidated Group, the percentage of capital stock or other equity interests owned by each equity holder of such Subsidiary is also shown on Schedule 10.5.”
     2.15 Business or Activities. Sections 8.1(b) and 8.1(c) of the Agreement is amended by deleting said Sections 8.1(b) and 8.1(c) and substituting, in lieu thereof, the following:
     “(b) Holding, the Borrower, Furmanite 1986, FOSI and Furmanite Holding B.V. will not enter into any business or activity other than its ownership of the capital stock of its Subsidiaries and, to the extent its board of directors directs, its participation in the management and business of its Subsidiaries.
     (c) FOSI will not enter into any business or activity other than its ownership of the capital stock or other equity interests of Foreign Subsidiaries. Furmanite Holding B.V. will not enter into any business or activity other than its ownership of the capital stock or other equity interests of the Borrower and Foreign Subsidiaries. Furmanite 1986 will not enter into any business or activity other than its ownership of the capital stock or other equity interests of Furmanite UK GSG and FIL.”
     2.16 Environmental Costs. Section 7.16(c) of the Agreement is amended by deleting the amount $2,000,000 and substituting, in lieu thereof, the amount $3,000,000.
     2.17 Intercompany Loan Cap. Section 8.3(xi) of the Agreement is amended by deleting the amount $2,500,000 and substituting, in lieu thereof, the amount $4,000,000.
     Section 3. Conditions Precedent. The amendments provided for by this Amendment shall become effective on the date (the “Amendment Effective Date) on which the following conditions precedent shall satisfied to the satisfaction of the Agent or waived in writing by the Agent in its sole discretion:
     3.1 Default, etc. As of the Amendment Effective Date, (a) there shall exist no Default or Event of Default, (b) all representations and warranties made by the Borrower and Holding in this Amendment, the Agreement or in the other Loan Documents or otherwise made by the Borrower or Holding in writing in connection herewith or therewith shall be true and correct in all respects with the same effect as though such representations and warranties had been made at and as of such time except to the extent such representations and warranties were made only as of a specific date, and (c) each of the Borrower and Holding shall have performed all obligations and agreements and complied with all covenants and conditions required by this Amendment, the

Agreement and the other Loan Documents to be performed or complied with by it prior to or as of such time.
     3.2 Documents. The Agent shall have received the following documents, each executed and delivered by each of the parties thereto:
(a)	this Amendment;

(b)	a Fifth Amended and Restated Promissory Note reflecting the increase in the Revolving Credit Loan Commitment;

(c)	a First Amendment to the Pledge Agreement dated as of August 13, 2002, between Holding and the Agent amending Annex I to such Pledge Agreement listing all “Pledged Interests” in which Holding has any right, title or interest as of December 31, 2005, together with an Instruction and Initial Transaction Statement (in the form attached to the Pledge Agreement) from each “Issuer” of such Pledged Interests which has not previously executed and delivered an Instruction and Initial Transaction Statement to the Agent;

(d)	a First Amendment to the Pledge Agreement dated as of August 13, 2002, between FAI and the Agent amending Annex I to such Pledge Agreement listing all “Pledged Interests” in which FAI has any right, title or interest as of December 31, 2005, together with an Instruction and Initial Transaction Statement (in the form attached to the Pledge Agreement) from each “Issuer” of such Pledged Interests which has not previously executed and delivered an Instruction and Initial Transaction Statement to the Agent;

(e)	a US Guaranty executed by Furmanite US GSG;

(f)	a US Security Agreement executed by Furmanite US GSG covering all assets of Furmanite US GSG;

(g)	all documents and instruments necessary to register, record and perfect a first priority lien and security interest in all assets of Furmanite US GSG and all equity interests of Furmanite US GSG;

(h)	an unconditional commitment for a mortgagee title policy for each Site (US) GSG issued to the Agent in form and substance satisfactory to the Agent;

(i)	a UK Guaranty executed by Furmanite UK GSG;

(j)	a UK Security Agreement covering all Sites (UK) GSG and all other assets of Furmanite UK GSG;

(k)	a Supplemental Mortgage executed by the Furmanite 1986 covering 100% of the equity interests of Furmanite UK GSG;

(l)	a letter from UK counsel to the Borrower regarding title and encumbrances for each Site (UK) GSG addressed to the Agent in form and substance satisfactory to the Agent;

(m)	all documents and instruments necessary to register, record and perfect a first priority lien and security interest in all assets of Furmanite UK GSG and all equity interests of Furmanite UK GSG;

(n)	a First Amendment to the Pledge Agreement dated as of August 13, 2002, between FOSI and the Agent amending Annex I to such Pledge Agreement listing all “Pledged Interests” in which FOSI has any right, title or interest as of December 31, 2005, together with an Instruction and Initial Transaction Statement (in the form attached to the Pledge Agreement) from each “Issuer” of such Pledged Interests which has not previously executed and delivered an Instruction and Initial Transaction Statement to the Agent;

(o)	a Mortgage of Securities executed by Furmanite Holding B.V. covering 100% of the equity interests of Furmanite Limited;

(p)	a Foreign Guaranty executed by Furmanite Holding B.V.;

(q)	a Foreign Guaranty executed by Furmanite Netherlands GSG;

(r)	a Foreign Guaranty executed by Furmanite Belgium GSG;

(s)	an Amended and Restated Intercompany Note;

(t)	an Amended and Restated Intercompany Subordination Agreement;

(u)	a Confirming Consent executed by each of the Loan Parties;

(v)	a copy of the executed Asset Purchase Agreement;

(w)	an opinion of US counsel to Holding and the Borrower,, in form and substance satisfactory to the Agent, addressed to the Agent and the Banks and dated the Amendment Effective Date, covering such matters related to this Amendment, the US Guaranties, the US Security Agreements and the US Pledge Agreements as the Agent may reasonably request; and

(x)	an opinion of UK counsel to Holding and the Borrower, in form and substance satisfactory to the Agent, addressed to the Agent and the Banks and dated the Amendment Effective Date, covering such matters related to the this Amendment, the UK Guaranties, the UK Security Agreements, the

Mortgages of Securities and the Supplemental Mortgages as the Agent may reasonably request.
     3.3 Acquisition. The Acquisition shall have been consummated in accordance with the terms of the Asset Purchase Agreement and all conditions set forth in Sections 7(a) and 7(c) of the Asset Purchase Agreement shall have been fulfilled and shall have not been waived without the prior written consent of the Agent (which the Agent may grant or withhold in its sole discretion).
     3.4 Proceedings and Documents. All corporate and legal proceedings and all documents in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents which the Agent may have reasonably requested in connection with the transactions contemplated by this Amendment, such documents where appropriate to be certified by proper corporate officials or Government Authorities.
     3.5 Approvals and Consents. All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Government Authority, or any other Person, required to authorize or required in connection with the execution, delivery and performance of this Amendment and the transactions contemplated hereby by the Borrower and Holding shall have been obtained.
     3.6 Fees and Expenses. The Agent, for its own account, shall have received payment in full by the Borrower of the “Upfront Fee” as defined in Exhibit A attached to this Amendment. All reasonable legal fees and expenses (through the Amendment Effective Date) of the Agent’s US, UK and other local or special counsel in connection with the transactions contemplated by this Amendment shall have been paid in full.
     Section 4. Consent to Acquisition. Upon satisfaction or waiver of the conditions precedent set forth in Section 3 of this Amendment, the Agent hereby consents to the Acquisition.
     Section 5. Representations, Warranties and Covenants. Each of the Borrower and Holding hereby represents and warrants to the Agent and the Banks that as of the date hereof (a) there exists no Default or Event of Default, (b) all representations and warranties made by the Borrower and Holding in this Amendment, the Agreement or in the other Loan Documents or otherwise made by the Borrower or Holding in writing in connection herewith or therewith are true and correct in all respects with the same effect as though such representations and warranties had been made at and as of such time except to the extent such representations and warranties were made only as of a specific date, and (c) each of the Borrower and Holding has performed all obligations and agreements and complied with all covenants and conditions required by this Amendment, the Agreement or in the other Loan Documents to be performed or complied with by it prior to or as of such time.
     Section 6. Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof.
     Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.
     Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     Section 9. Post Closing Documents. Holding and the Borrower hereby agree to deliver to the Agent on or before January 20, 2006 the following documents in form and substance satisfactory to the Agent:
(a)	US Mortgages executed by Furmanite US GSG covering all Sites (US) GSG;

(b)	Foreign Pledge Agreements executed by Furmanite Holding B.V. covering 100% of the equity interests for each Foreign Subsidiary owned by Furmanite Holding B.V.;

(c)	a Secretary’s Certificate for each of Holding, FOSI, Furmanite Holding B.V., the Borrower, Furmanite UK GSG, FAI, Furmanite US GSG, Furmanite Netherlands GSG, Furmanite Belgium GSG, Furmanite 1986 and FIL (each a “Transaction Party”) certifying (i) the authorizing resolution of such Transaction Party regarding the transactions contemplated by this Amendment, (ii) the Charter Documents of such Transaction Party and (iii) the incumbency and signatures of the officers of such Transaction Party authorized to execute the documents described in this Amendment to which such Transaction Party is a party;

(d)	certificates of good standing (or the equivalent) for each Transaction Party.
[rest of page left intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

FURMANITE LIMITED

By:	/s/ Howard C. Wadsworth

Name: Howard C. Wadsworth
Title: Director

FURMANITE WORLDWIDE, INC.

By:	/s/ Howard C. Wadsworth

Name: Howard C. Wadsworth
Title: Vice President

BANK OF SCOTLAND, in its capacity as Agent and as a Bank

By:	/s/ Karen Weich

Name: Karen Weich
Title: Assistant Vice President
[Signature Page to Second Amendment To Amended And Restated Loan Agreement]

SCHEDULE 2.1
Commitments (on Amendment Effective Date)

Revolving Credit
Bank	Loan Commitment*
Bank of Scotland	$50,000,000

Total	$50,000,000

*	Subject to reduction pursuant to Section 2.8, Section 9 or any other section of the Agreement.
[Schedule 2.1]

EXHIBIT A
Base Rate (US) Differential shall mean:
(i)	1.50% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 3.0:1 for two consecutive fiscal quarters;

(ii)	1.00% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 2.5:1 and less than 3.0:1 for two consecutive fiscal quarters;

(iii)	0.75% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 2.0:1 and less than 2.5:1 for two consecutive fiscal quarters;

(iv)	0.25% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 1.5:1 and less than 2.0:1 for two consecutive fiscal quarters; and

(v)	0.00% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is less than 1.5:1 for two consecutive fiscal quarters.
Eurocurrency Differential shall mean:
(i)	2.50% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 3.0:1 for two consecutive fiscal quarters;

(ii)	2.00% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 2.5:1 and less than 3.0:1 for two consecutive fiscal quarters;

(iii)	1.75% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 2.0:1 and less than 2.5:1 for two consecutive fiscal quarters;

(iv)	1.25% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 1.5:1 and less than 2.0:1 for two consecutive fiscal quarters; and

(v)	1.00% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is less than 1.5:1 for two consecutive fiscal quarters.
[Exhibit A — Page 1]

Commitment Fee Percentage shall mean:
(vi)	0.500% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 3.0:1 for two consecutive fiscal quarters;

(vii)	0.375% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 2.5:1 and less than 3.0:1 for two consecutive fiscal quarters;

(viii)	0.250% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 2.0:1 and less than 2.5:1 for two consecutive fiscal quarters;

(ix)	0.250% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is equal to or greater than 1.5:1 and less than 2.0:1 for two consecutive fiscal quarters; and

(x)	0.250% if the Total Debt/EBITDA ratio calculated pursuant to Section 8.22 is less than 1.5:1 for two consecutive fiscal quarters.
     Upfront Fee shall mean $350,000 (inclusive of $100,000 which is due the Agent relating to the issuance by the Agent to the Borrower of the Conditional Commitment Letter dated July 26, 2005).
[Exhibit A — Page 2]